UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2018

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS Energy and Power Fund (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) on March 26, 2018 at which a quorum was present. Shareholders were asked to consider and vote upon the following proposals, each of which was described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 18, 2018:

•	Proposal No. 1 – to approve an amendment and restatement of the Company’s Third Amended and Restated Declaration of Trust (the “Existing Declaration of Trust”) to reflect an amendment, which will become effective upon a future listing of the Company’s common shares on a national securities exchange (a “Listing”), to remove references to certain provisions required by the Omnibus Guidelines promulgated by the North American Securities Administrators Association, Inc. (“Listing Amendment Proposal 1”);

•	Proposal No. 2 – to approve additional amendments to the Company’s amended and restated Declaration of Trust (the “Fourth Declaration of Trust”), which will become effective upon a Listing, to, among other things, (a) increase the vote required to effect changes to certain Existing Declaration of Trust provisions to 80% of all the votes entitled to be cast on the matter, and (b) require such increased vote (i.e., 80% of all the votes entitled to be cast on the matter) to amend provisions of the Fourth Declaration of Trust relating to the composition of the Company’s board of trustees and the election of its members (“Listing Amendment Proposal 2”);

•	Proposal No. 3 – to approve a new investment advisory and administrative services agreement, by and between the Company and FS/EIG Advisor, LLC (the “Joint Advisor”) (the “Investment Advisory Agreement Proposal”); and

•	Proposal No. 4 – to approve an amended and restated investment advisory agreement, by and between the Company and the Joint Advisor, which will become effective upon a Listing (the “Listing Investment Advisory Agreement Amendment Proposal”).

A summary of the voting results is set forth below:

Listing Amendment Proposal 1 required the affirmative vote of the holders of the Company’s common shares of beneficial interest (the “Shares”) entitled to cast at least two-thirds of all the votes entitled to be cast on the matter for its approval. Listing Amendment Proposal 1 did not receive the requisite number of votes for approval at the Special Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
209,647,733	5,741,670	11,207,211	0

Listing Amendment Proposal 2 required the affirmative vote of the holders of Shares entitled to cast at least two-thirds of all the votes entitled to be cast on the matter for its approval. Listing Amendment Proposal 2 did not receive the requisite number of votes for approval at the Special Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
209,147,731	6,616,002	10,832,881	0

The Investment Advisory Agreement Proposal required the affirmative vote of Company shareholders holding a majority of the Company’s outstanding voting securities (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) entitled to vote on the matter for its approval. The Investment Advisory Agreement Proposal received the requisite number of votes for approval at the Special Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
209,803,525	5,778,273	11,014,816	0

The Listing Investment Advisory Agreement Amendment Proposal required the affirmative vote of Company shareholders holding a majority of the Company’s outstanding voting securities (as defined in the 1940 Act) entitled to vote on the matter for its approval. The Listing Investment Advisory Agreement Amendment Proposal received the requisite number of votes for approval at the Special Meeting. The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
209,803,332	5,726,150	11,067,132	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date:	March 26, 2018	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President